UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) March 4, 2011
RELIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or Other Jurisdiction of Incorporation)	000-52588 (Commission File Number)	43-1823071 (IRS Employer Identification No.)

10401 Clayton Road Frontenac, Missouri (Address of principal executive offices)	63131 (Zip Code)
Registrant’s telephone number, including area code
(314) 569-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 4, 2011, the Company concluded that, as a result of certain disclosure omission errors described in the following paragraph, its financial statements for the year ended December 31, 2009 appearing in its Annual Report on Form 10-K for the year ended December 31, 2009, as well as its interim financial statements for 2010 periods appearing in its Quarterly Reports on Form 10-Q for the quarters ending March 31, June 30 and September 30, 2010, should no longer be relied upon.
     The errors relate to disclosure omissions related to net losses available to common shareholders after increasing the net loss for preferred dividends paid by the Company, which require an adjustment to the previously reported net loss per share data included in the Company’s consolidated statement of operations for the periods indicated, and the adequacy of disclosure for other-than-temporary losses on available for sale securities.
     These omissions had no effect on the Company’s consolidated net loss or its consolidated stockholders’ equity for the periods and as of the dates indicated.
     The Company’s Management and Audit Committees have discussed the matters described in this Item 4.02 with its independent registered public accounting firm.
     The Company is completing its review of the matters described in this Item 4.02 and intends to file an amended Form 10-K with restated financial statements for the year ended December 31, 2009 and amended Form 10-Qs with restated financial statements for the quarters ended March 31, June 30 and September 30, 2010 as soon as practicable.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 9, 2011

RELIANCE BANCSHARES, INC. (Registrant)
By:	/s/ Dale E. Oberkfell
	Name:	Dale E. Oberkfell
	Title:	Chief Financial Officer

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